SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2003

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 57th Floor
New York, New York	10022-4624

42, rue Saint-Dominique
Paris, France	75007

Parkstraat 83,
The Hague,
The Netherlands	2514 JG
(Addresses of principal executive offices)	(Zip or Postal Codes)

Registrant’s telephone number in the United States, including area code:    (212) 350-9400

Item 5.    OTHER EVENTS

The Board of Directors of the Company has adopted a new Section 2.8 of its By-Laws establishing a procedure for handling shareholders’ requests that a legal claim be brought on behalf of the Company against one or more of its directors for breach of duty to the Company under applicable law (a “Legal Claim”). If the Board receives a written demand for a Legal Claim from a shareholder that gives notice of supporting evidence, the By-Laws provide that the Board must conduct a review and evaluation of the demand to determine whether the bringing of a legal claim as requested would be in the best interests of the Company. The bylaw contains certain procedures in connection with such a request.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

3.  Schlumberger Limited By-Laws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/S/ FRANK A. SORGIE
Frank A. Sorgie
Chief Accounting Officer

Date:  April 17, 2003

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